Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Diana Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Purchase contracts	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Rights	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Units	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$500,000,000	0.00014760	$73,800
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000		$73,800
	Total Fees Previously Paid					N/A		N/A
	Total Fee Offsets					$33,937.80		N/A
	Net Fee Due							$39,862.20

(1)
Omitted pursuant to General Instruction II.C to Form F-3. The amount to be registered consists of up to $500,000,000 of an indeterminate amount of common shares, debt securities, warrants, purchase contracts, subscription rights and/or units that may be offered and sold from time to time in one or more offerings.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associates with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claim	Diana Shipping Inc.	F-3	333- 256791	June 4, 2021		$23,915.55	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$ 719,207,630 (1)
Fee Offset Claim	Diana Shipping Inc.	F-3	333- 225964	June 28, 2018		$10,022.25	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$500,000,000 (2)
Fee Offset Source	Diana Shipping Inc.	F-3	333- 256791		June 4, 2021
Fee Offset Source	Diana Shipping Inc.	F-3	333- 225964		June 28, 2018

(1)
 Diana Shipping Inc. (the “Registrant”) previously filed a registration statement on Form F-3 (File No. 333-256791), initially filed on June 4, 2021 and declared effective on July 9, 2021 (the “2021 Prior Registration Statement”) and which registered the offer and sale of an indeterminate number of securities of the types listed above (collectively, the “Shelf Securities”) having an aggregate initial offering price not to exceed $750,000,000. The 2021 Prior Registration Statement was not fully used and $719,207,630 of the Shelf Securities remain unsold. As a result, the Registrant has $23,915.55 in unused filing fees associated with the 2021 Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $23,915.55 relating to the Unsold Securities under the 2021 Prior Registration Statement, which was paid under the 2021 Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the 2021 Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the 2021 Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the 2021 Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee of $23,915.55 relating to the Unsold Securities under the 2021 Prior Registration Statement, which was paid under the 2021 Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement.

(2)
Diana Shipping Inc. (the “Registrant”) previously filed a registration statement on Form F-3 (File No. 333-225964), initially filed on June 28, 2018 and declared effective on July 26, 2018 (the “2018 Prior Registration Statement”) and which registered the offer and sale of an indeterminate number of securities of the types listed above (collectively, the “Shelf Securities”) having an aggregate initial offering price not to exceed $500,000,000. The 2018 Prior Registration Statement was not fully used and as a result, the Registrant has $10,022.25 in unused filing fees associated with the 2018 Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $10,022.25 relating to the Unsold Securities under the 2018 Prior Registration Statement, which was paid under the 2018 Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the 2018 Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the 2018 Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the 2018 Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee of $10,022.25 relating to the Unsold Securities under the 2018 Prior Registration Statement, which was paid under the 2018 Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement